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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 15, 1998


                          FIRST SIERRA FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


          0-22525                                    76-0438432
  (Commission File Number)                (IRS Employer  Identification No.)


CHASE TOWER, SUITE 7050, 600 TRAVIS STREET, HOUSTON, TEXAS            77002
     (Address of principal executive office)                        (Zip code)


       Registrant's telephone number, including area code: (713) 221-8822


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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Item 5.   Other Events.

        On December 15, 1998, the Board of Directors of First Sierra Financial, Inc., a Delaware corporation (the "Company"), declared a dividend distribution of one preferred stock purchase right (a "Right") for each share of common stock, par value $0.01 per share (the "Common Stock"), of the Company. The dividend is payable on December 30, 1998 to stockholders of record at the close of business on December 28, 1998 (the "Record Date") and in respect of all shares of Common Stock that become outstanding after the Record Date and prior to the earliest of (a) the Distribution Date (as such term is hereinafter defined), (b) the redemption of the Rights, (c) the exchange of the Rights and
(d) the expiration of the Rights. Except as described herein and subject to adjustment as provided in the Rights Agreement (as such term is hereinafter defined), each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of the Company's Junior Preferred Stock, Series C, par value $0.01 per share (the "Preferred Stock"), at a purchase price of $65.25 per one one-hundredth of a share (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement, dated as of December 30, 1998 (the "Rights Agreement"), between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent").

        The Rights will be evidenced by Common Stock certificates and not separate certificates until the earliest of (i) 10 days following the date of public disclosure that a person or group, together with persons affiliated or associated with it (an "Acquiring Person"), has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") and (ii) 10 business days following commencement or disclosure of an intention to commence a tender offer or exchange offer by a person or group other than the Company and certain related entities if, upon consummation of such offer, such person or group, together with persons affiliated or associated therewith, would beneficially own 15% or more of the outstanding shares of Common Stock (the earlier of such dates being the "Distribution Date"). Until the Distribution Date (or earlier redemption or expiration of the Rights), the transfer of Common Stock will also constitute transfer of the associated Rights. Following the Distribution Date, separate certificates will evidence the Rights.

        The Rights will first become exercisable on the Distribution Date (unless sooner redeemed); provided, however, that no Rights will be exercisable at any time that the Rights are subject to redemption by the Company in accordance with the terms of the Rights Agreement. The Rights will expire at the close of business on December 30, 2008 (the "Expiration Date"), unless earlier redeemed by the Company as hereinafter described.

        The Purchase Price and the number of shares of Preferred Stock or other securities, cash or other property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend or distribution on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights, options or warrants to subscribe for Preferred Stock or securities convertible into Preferred Stock at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of other securities, cash (excluding regular periodic cash dividends), property, evidences of indebtedness or assets.


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        The number of outstanding Rights and the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of each Right and the Purchase Price are also subject to adjustment in the event of a stock dividend on the Common Stock or a stock split of the Common Stock or subdivision, consolidation or combination of the Common Stock occurring, in any case, prior to the Distribution Date.

        If a person acquires beneficial ownership of 20% or more of the Common Stock or the Company is the surviving corporation in a merger with an Acquiring Person and the Common Stock remains outstanding and unchanged, the Rights will "flip in" and entitle each holder of a Right, except as provided below, to purchase, upon exercise at the then-current Purchase Price, that number of shares of Common Stock having a market value of two times the Purchase Price.

        In the event that, following the Distribution Date, the Company is acquired in a merger or other business combination in which the Common Stock does not remain outstanding or is changed or 50% or more of the Company's consolidated assets or earning power is sold, leased, exchanged or otherwise transferred or disposed of (in one transaction or a series of related transactions), the Rights will "flip over" and entitle each holder of a Right to purchase, upon the exercise of the Right at the then-current Purchase Price, that number of shares of common stock of the acquiring company (or, in certain circumstances, one of its affiliates) which at the time of the transaction would have a market value of two times the Purchase Price.

        Any "flip-in" event or "flip-over" event is a "Triggering Event."

        Any Rights beneficially owned at any time on or after the Distribution Date by an Acquiring Person or any affiliate or associate of an Acquiring Person (whether or not ownership is subsequently transferred) will become null and void upon the occurrence of a Triggering Event, and any holder of such Rights will have no right to exercise such Rights.

        With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. Holders will have no right to receive fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock) upon the exercise of Rights. In lieu of fractional shares, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

        At any time prior to the earlier of (i) the close of business on the 10th day following the Stock Acquisition Date (with the possibility for the Board of Directors to extend this time for an additional 10 days) and (ii) the Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right. The Company may, at its option, pay such redemption price in cash, shares of Common Stock (based on the market price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company. Immediately upon the action of the Company's Board of Directors electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights thereafter will be to receive the applicable redemption price.


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        The Company may, at any time after the occurrence of a Triggering Event, provided that all necessary regulatory approvals have been obtained, exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, at a ratio of one share of Common Stock per Right, subject to adjustment.

        Until a Right is exercised, the holder has no rights as a Stockholder of the Company, including, without limitation, the right to vote or to receive dividends or distributions.

        At any time prior to the Distribution Date, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which the Distribution Date will occur), except the Purchase Price, the number of shares of Preferred Stock, other securities, cash or other property obtainable upon exercise of a Right, the redemption price or the Expiration Date. Thereafter, the Rights Agreement may be amended only to cure ambiguities, to correct inconsistent provisions or in ways that do not adversely affect the holders of the Rights.

        Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock, if greater. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share, but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock, if greater. In the event of any merger or other business combination in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. Customary anti-dilution provisions protect these rights.

        Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth of a share of Preferred Stock purchasable upon exercise of each Right is intended to approximate the value of one share of Common Stock.

        The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company because, at any time until 10 days following the Stock Acquisition Date, subject to extension by the Board of Directors for a period of time up to 10 additional days, the Rights may be redeemed by the Company at $0.01 per Right.


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits

                4.1 Rights Agreement, dated December 30, 1998, between First Sierra Financial, Inc. and Harris Trust and Savings Bank, as Rights Agent, together with the Form of Certificate of Designations of Preferred Stock attached thereto as Exhibit A, the Form of Rights Certificate attached thereto as Exhibit B and the Summary of Rights to Purchase Preferred Stock attached thereto as Exhibit C.

                99.1 Press release of First Sierra Financial, Inc. issued on December 17, 1998.


SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      FIRST SIERRA FINANCIAL, INC.


Dated:  December 30, 1998             By: /s/ Sandy B. Ho
                                          -------------------------------------
                                          Sandy B. Ho
                                          Executive Vice President and
                                          Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit
-------
4.1            Rights Agreement, dated December 30, 1998, between First Sierra
               Financial, Inc. and Harris Trust and Savings Bank, as Rights
               Agent, together with the Form of Certificate of Designations of
               Preferred Stock attached thereto as Exhibit A, the Form of Rights
               Certificate attached thereto as Exhibit B and the Summary of
               Rights to Purchase Preferred Stock attached thereto as Exhibit C.

99.1           Press release of First Sierra Financial, Inc. issued on December
               17, 1998.


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